UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2006
INTER-TEL (DELAWARE), INCORPORATED
(Exact Name of Registrant as specified in charter)
Commission File Number 0-10211

Arizona (State or other jurisdiction of incorporation)	86-0220994 I.R.S. Employer Identification Number

1615 S. 52nd Street
Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 449-8900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
On October 17, 2006, the District Court of Appeal of the State of Florida confirmed the judgment previously rendered by a jury in the Circuit Court for Orange County, Florida in August 2005. As disclosed in August 2005, a verdict was rendered against Inter-Tel Incorporated (the Company) in the net amount of approximately $7.4 million in that certain case styled Inter-Tel Incorporated v. Executone of Florida, Inc., et al. Pending the results of the appeal, the Company accrued the entire amount of the settlement in the third quarter of 2005 and has accrued interest on the settlement monthly through the current date. As a result, the current decision by the District Court of Appeal of the State of Florida has no effect on the results of operations for 2006. The Company has yet to determine if it will appeal the appellate court decision.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL, INCORPORATED

Dated: October 23, 2006	By:	/s/ Norman Stout
Norman Stout
Chief Executive Officer